ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is made and entered into on July 3, 2008, by and among Knight Energy Corp., a Maryland corporation (the “Company”),and HD Special-Situations, LP (the “Lender”), and David S. Hamilton, a duly licensed attorney who practices law in the State of California, as escrow agent (the “Escrow Agent”).

A. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Note Purchase Agreement entered into between the Company and the Lender dated concurrently herewith (the “Note Purchase Agreement”).

B Pursuant to the Note Purchase Agreement, at the Closing, the Company has agreed to sell, and the Lender has agreed to purchase, the Note.

C. The Lender and the Company have agreed to effectuate the Closing utilizing an escrow arrangement as described in this Agreement.

D. It is a condition of the Company’s obligation to sell, and the Lender’s obligation to purchase, the Note, that this Agreement be executed and delivered.

E. The Escrow Agent is willing to act hereunder on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Escrow Account. On or before the Closing Date, by wire transfer of immediately available funds in United States Dollars, the Lender shall deposit the Purchase Price with the Escrow Agent, to be held by the Escrow Agent in a separate non-interest bearing account (the “Escrow Account”), established at Bank of America (the “Bank”), subject to the provisions of this Agreement. At the request of the Company or the Lender, the Escrow Agent shall provide the requesting party with copies of all Bank statements, notices and other writings that he receives from the Bank in connection with the Escrow Account.

2. Disbursement of Funds and Documents.

2.1 Closing Procedures. The Closing shall take place in the following manner:

(a) The Company and the Lender shall each deliver to the Escrow Agent via facsimile or other electronic transmission (to be promptly followed by delivery of original documents via courier service or Federal Express) complete originals of all documents as provided in Sections 2.2 and 2.3 below, as applicable (the “Escrowed Documents”). Pending such delivery, each party hereby agrees that a facsimile or other electronic transmission of a document permitted to be delivered hereunder, once delivered to the Escrow Agent, shall be binding upon such party in the same manner as would an original to the full extent permitted by applicable law.

(ii) Upon receipt of the requisite documents via facsimile or otherwise from a party, the Escrow Agent shall, in turn, send via facsimile (to be promptly followed by delivery of original documents via courier service or Federal Express) such documents to the other parties. In addition, upon receipt by the Escrow Agent of the Purchase Price and the original Note, the Escrow Agent shall (i) disburse the Purchase Price as provided in the Disbursement Instructions and (ii) deliver the original Note to the Lender via courier service. Anything herein to the contrary notwithstanding, the Escrow Agent shall not disburse the Purchase Price prior to taking physical possession of the original Note; likewise, the Escrow Agent shall not release the original Note prior to receipt in the Escrow Account of the Purchase Price.

2.2 Items to be Delivered by the Company to the Escrow Agent. On or before the Closing Date, the Company shall deliver to the Escrow Agent on behalf of the Lender each of the following documents: (i) three (3) fully executed originals of the Note Purchase Agreement, (ii) one (1) original fully executed Note, (iii) three (3) fully executed originals of this Agreement, (iv) three (3) fully executed originals of the Amendment, (v) one (1) fully-executed original of the Amendment to Deed of Trust, (vi) three (3) fully executed originals of the Subsidiary Amendment, (vii) three (3) fully executed originals of the Disbursement Instructions and (viii) three (3) fully executed originals of such other items as may be specified in the Note Purchase Agreement to be delivered by the Company.

2.3 Items to be Delivered by the Lender to the Escrow Agent. In addition to the Purchase Price, on or before the Closing Date, the Lender shall deliver to the Escrow Agent on behalf of the Company each of the following documents: (i) three (3) fully executed originals of the Note Purchase Agreement, (ii) three (3) fully executed originals of this Agreement, (iii) three (3) fully executed originals of the Amendment, (iv) three (3) fully executed originals of the Subsidiary Amendment, (v) three (3) fully executed originals of the Disbursement Instructions and (vi) three (3) fully executed copies of such other items as may be specified in the Note Purchase Agreement to be delivered by the Lender.

2.4 Controversies. If any controversy arises between any of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the EscrowAgent shall deliver the PurchasePrice, the Escrowed Documents, or any portion thereof, or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Purchase Price, the Escrowed Documents, or any portion thereof, but may retain the same until the rights of the parties to the dispute have been finally determined by written agreement or by final judgment of a court of competent jurisdiction after all appeals have been finally determined (or the time for further appeals has expired without an appeal having been made). The Escrow Agent shall deliver that portion of the Purchase Priceand/orEscrowed Documentscovered bysuch agreement or final judgment within five (5) days after the Escrow Agent receives a copy thereof. The Escrow Agent shall assume that no such controversy has arisen unless and until he receives written notice from the Lender or the Company which refers specifically to this Agreement and identifies the controversy and the adverse claimants.

2.5 No Other Disbursements. No portion of the Purchase Price and/or the Escrowed Documents shall be disbursed or otherwise transferred except in accordance with this Section 2, Section 4 or Section 5.1(b).

3. Escrow Agent. The acceptance by the Escrow Agent of his duties hereunder is subject tothefollowing terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties,liabilities andindemnities of theEscrow Agent:

(a) The Escrow Agent shall not be responsible or liable in any manner whatsoever for (i) the sufficiency, correctness, genuineness or validity of any cash, investments or other amounts deposited with or held by the Escrow Agent, (ii) acting upon any written notice, certificate, instruction, request or other document believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or (iii) any act done hereunder, except in the case of the Escrow Agent’s willful misconduct or bad faith.

(b) The Escrow Agent shall not be obligated or permitted to investigate the correctness or accuracy of any document or to determine whether or not the signatures contained in any document are genuine or to require documentation or evidence substantiating any such document or signature.

(c) The Escrow Agent shall have no duties as Escrow Agent except those that are expressly set forth herein, and in any permitted amendment hereof; provided, however, that no such amendment shall affect the Escrow Agent’s duties unless the EscrowAgent shall have given written consent thereto.

(d) The Company and the Lender specifically acknowledge that (i) the Escrow Agent is a practicing attorney in California and (ii) the Escrow Agent has drafted the documents for this transaction only on behalf of HD Special-Situations, LP and has acted as counsel in this transaction only for HD Special-Situations, LP. The Company represents that it has retained legal counsel of its choosing with respect to the transactions contemplated herein and in the Note Purchase Agreement, and is satisfied in its sole discretion with the form and content of the documentation drafted by the Escrow Agent. The Company hereby waives any objection to the Escrow Agent acting as described herein based upon conflict of interest or lack of impartiality. The Escrow Agent agrees to act impartially and in accordance with the terms of this Agreement and the parties’ respective instructions, so long as they are not in conflict with the terms of this Agreement.

4. Termination. This Agreement shall terminate on the earlier of (i) the date on which the Purchase Price, the Escrowed Documents and other items described herein shall have been fully disbursed in accordance with the terms and conditions of this Agreement or (ii) any other date agreed to by the Lender and the Company.

5. Miscellaneous.

5.1 Indemnification of the Escrow Agent.

(a) The Company and the Lender each agree, jointly and severally, to indemnify the Escrow Agent for, and to defend and hold the Escrow Agent harmless against, any loss, damage, claim, liability, cost or expense (including, but not limited to, reasonable attorney’s fees and costs of investigation) arising out of or in connection with the performance of this Agreement, including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the Escrow Agent’s powers or duties hereunder. The foregoing notwithstanding, this indemnification shall not apply to a party with respect to a direct claim against the Escrow Agent by such party alleging in good faith either gross negligence, willful misconduct or bad faith on the Escrow Agent's part or a breach of this Agreement by the Escrow Agent, which claim results in a final non-appealable judgment against the Escrow Agent with respect to such claim.

(b) In the event of any dispute as to the nature of the rights or obligations of the Lender, the Company and/or the Escrow Agent hereunder, the Escrow Agent may at any time or from time to time interplead and/or deliver all of the Purchase Price and/or the Escrowed Documents with or to a court of competent jurisdiction sitting in Los Angeles, California, or in any appropriate federal court, in accordance with the procedural rules thereof. The Escrow Agent shall give notice of such action to the Company and the Lender. Upon such interpleader or delivery, the Escrow Agent shall immediately and automatically be relieved and discharged from all further obligations and responsibilities hereunder.

5.2 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supercedes all prior agreements, negotiations and understandings, written or oral, with respect to such matters. Except as specifically set forth herein, neither the Company, the Lender nor the Escrow Agent makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

5.3 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by U. S. Mail or delivered personally or by a courier service or via facsimile (if via facsimile, to be followed within one (1) business day by an original of the notice document via overnight delivery service) and shall be effective (i) five (5) days after being placed in the mail, if mailed, certified or registered, return receipt requested, (ii) upon receipt, if delivered personally or (iii) one (1) day after facsimile transmission or delivery to a courier service for overnight delivery, in each case properly addressed to the party to receive the same. The addresses for such notices shall be as set forth in the Note Purchase Agreement or, in the case of the Escrow Agent, as set forth under the Escrow Agent’s signature on this Agreement.

5.4 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns; provided, however, that the Escrow Agent shall not assign his duties under this Agreement.

5.5 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California as applied to contracts made and to be fully performed in such state, without regard to the conflicts of laws provisions thereof.

5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

5.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8 Remedies. No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and any other remedy that would otherwise be available to such party at law or in equity shall be so available. No delay or omission of either party hereto in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.

5.9 Survival. The provisions of Section 5.1 above shall survive the Closing of the Note Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons on the date first written above.

KNIGHT ENERGY CORP.

By:
Title:

By:
Title:

HDSPECIAL-SITUATIONS, LP

By:
Title:

David S. Hamilton

Address: 5699 Kanan Road, #251 Agoura Hills, California 91301 Telephone: (818) 735-0050 Telecopier: (818) 879-5449